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                                                                   EXHIBIT 14(a)

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.:

  We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 7, 1994 relating to the October 31, 1994 financial statements of Merrill Lynch Global Allocation Fund, Inc., and to the reference to us under the captions "Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey

November 20, 1995